UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 09, 2023

URBAN ONE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-25969	52-1166660
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

1010 Wayne Avenue

14th Floor

Silver Spring, Maryland 20910

(301) 429-3200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol	Name of Exchange on which Registered
Class A Common Stock, $.001 Par Value	UONE	The Nasdaq Capital Market
Class D Common Stock, $.001 Par Value	UONEK	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 under the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement

On November 9, 2023, Urban One, Inc. (the “Company”) entered into a fifth waiver and amendment (the “Fifth Waiver and Amendment”) to the Current ABL Facility, dated as of February 19, 2021 (as amended by the Waiver and Amendment, the “Amended Current ABL Facility”), with the Company, the Company’s subsidiaries guarantors, Bank of America, N.A., as administrative agent (the “Administrative Agent”) and the lenders party thereto. The Fifth Waiver and Amendment waived certain events of default under the Current ABL Facility related to the Company’s failure to timely deliver both the Quarterly Financial Deliverables for the quarter ended March 31, 2023 (the “Q1 2023 Form 10-Q”) and Quarterly Financial Deliverables for the quarter ended June 30, 2023 as required under the Current ABL Facility (the “Q2 2023 Form 10-Q” and together with the Q1 2023 Form 10-Q, the “Delayed Reports” ).  The Fifth Waiver and Amendment sets a due date of (i) November 30, 2023 for the Delayed Reports and (ii) December 31, 2023 for the Quarterly Financial Deliverables for the quarter ended September 30, 2023

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 14, 2023, Urban One, Inc. (the “Company”) received an Additional Staff Delisting Determination (the “Additional Staff Determination”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”).   The Additional Staff Determination noted that the Company is now delinquent in filing its Form 10-Q for the period ended September 30, 2023 (the “Q3 2023 Form 10-Q”), which additional delinquency may serve as a separate basis for the delisting if the Company’s securities from Nasdaq. The Additional Staff Determination serves as formal notification that the Nasdaq Hearings Panel (the “Panel”) will consider the additional delinquency in rendering a determination regarding the Company’s continued listing.

The Company requested a hearing before the Panel on October 5, 2023, and, as previously announced on October 17, 2023, the hearing (the “Hearing”) is scheduled for November 30, 2023.  The Company anticipates filing its delinquent reports for the quarterly periods ended March 31, 2023 and June 30, 2023 prior to the Hearing. The Company further anticipates filing the Q3 2023 Form 10-Q on or about December 31, 2023, and will present its plan to evidence full compliance with the Nasdaq listing criteria at the Hearing.

As previously announced, on October 17, 2023, the Panel granted the Company’s request to extend the stay of any suspension of trading pending the ultimate outcome of the Hearing.

ITEM 9.01.  Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description

4.1

Fifth Amendment and Waiver, dated as of November 9, 2023, among Urban One, Inc., the other borrowers party thereto, the lenders party thereto from time to time and Bank of America, N.A., as administrative agent

Forward Looking Statements

The Company cautions you certain of the statements in this Form 8-K or in its press release may represent “forward-looking statements” as defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. These statements are based on assumptions believed by the Company to be reasonable and speak only as of the date on which such statements are made. Without limiting the generality of the foregoing, words such as “expect,” “believe,” “anticipate,” “intend,” “plan,” “project,” “will” or “estimate,” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date and cautions investors not to place undue reliance on any such forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements based on a number of factors, including but not limited to the following: any recurrence of the COVID-19 pandemic, the duration and scope of related government orders and restrictions, the impact on our employees, economic, public health, and political conditions that impact consumer confidence and spending, including the impact of COVID-19 and other health epidemics or pandemics on the global economy; the cost and availability of capital or credit facility borrowings; the ability to obtain equity financing; general market conditions; the adequacy of cash flows or available debt resources to fund operations; and other risk factors described from time to time in the Company’s Forms 10-K, Forms 10-K/A, Forms 10-Q, Forms 10-Q/A and Form 8-K reports (including all amendments to those reports).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

URBAN ONE, INC.

/s/ Peter D. Thompson
November 15, 2023	Peter D. Thompson
Chief Financial Officer and Principal Accounting Officer